Exhibit 3.1

PHYSICIANS REALTY TRUST

BYLAWS

as amended through October 28, 2023

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Trust in the State of Maryland shall be located at such place as the Board of Trustees may designate.

Section 2. ADDITIONAL OFFICES. The Trust may have additional offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. PLACE. All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting. The Board of Trustees may determine that a meeting not be held at any place, but instead may be held partially or solely by means of remote communication. In accordance with these Bylaws and subject to any guidelines and procedures adopted by the Board of Trustees, shareholders and proxy holders may participate in any meeting of shareholders held by means of remote communication and may vote at such meeting as permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 2. ANNUAL MEETING. An annual meeting of shareholders for the election of trustees and the transaction of any business within the powers of the Trust shall be held on the date and at the time set by the Board of Trustees. Failure to hold an annual meeting shall not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

Section 3. SPECIAL MEETINGS.

(a)            General. Each of the chair of the board, chief executive officer, president and the Board of Trustees may call a special meeting of shareholders. Except as provided in subsection (b)(4) of this Section 3, a special meeting of shareholders shall be held on the date and at the time and place set by the chair of the board, chief executive officer, president or Board of Trustees, whoever has called the meeting. Subject to subsection (b) of this Section 3, a special meeting of shareholders shall also be called by the secretary of the Trust to act on any matter that may properly be brought before a meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b)           Shareholder-Requested Special Meetings. (1) Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of trustees in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Trustees may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees. If the Board of Trustees, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.

(2)            In order for any shareholder to request a special meeting to act on any matter that may properly be brought before a meeting of shareholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Trust’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of beneficial interest of the Trust which are owned beneficially or of record by each such shareholder, and (iii) the nominee holder for, and number of, shares of beneficial interest of the Trust owned beneficially but not of record by such shareholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3)            The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Trust’s proxy materials). The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4)            In the case of any special meeting called by the secretary upon the request of shareholders (a “Shareholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Trustees fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Shareholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust. In fixing a date for a Shareholder-Requested Meeting, the Board of Trustees may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting. In the case of any Shareholder-Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Trustees may revoke the notice for any Shareholder-Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5)            If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting shareholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Trust’s intention to revoke the notice of the meeting or for the chair of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chair of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)            The chair of the board, chief executive officer, president or Board of Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the secretary represent, as of the Request Record Date, shareholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)            For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Trust, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless such shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice. The Trust may postpone or cancel a meeting of shareholders by making a “public announcement” (as defined in Section 11(c)(4) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chair of the meeting or, in the absence of such appointment or appointed individual, by the chair of the board or, in the case of a vacancy in the office or absence of the chair of the board, by one of the following officers present at the meeting in the following order: the vice chair of the board, if there be one, the chief executive officer, if there be one other than the chair of the board, the president, the chief financial officer, if there be one, the chief operating officer, if there be one, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chair chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Trustees or, in the absence of such appointment or appointed individual, an individual appointed by the chair of the meeting shall act as secretary. In the event that the secretary presides at a meeting of shareholders, an assistant secretary, or, in the absence of assistant secretaries, an individual appointed by the Board of Trustees or the chair of the meeting, shall record the minutes of the meeting. Even if present at the meeting, the person holding the office named herein may delegate to another person the power to act as chair or secretary of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chair and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies and such other individuals as the chair of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies and such other individuals as the chair of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (h) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place either (A) announced at the meeting or (B) provided at a future time through means announced at the meeting; and (i) complying with any state or local laws and regulations concerning safety and security. Unless otherwise determined by the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust of the Trust (the “Declaration of Trust”) for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of shareholders, the chair of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than would be required to establish a quorum.

Section 7. VOTING. Except as otherwise provided in the Declaration of Trust or in Section 11 of Article III of these Bylaws, each trustee shall be elected by the vote of the majority of the votes cast with respect to such trustee at any annual meeting of shareholders; provided, however, that trustees shall be elected by a plurality of the votes cast at any annual meeting of shareholders for which the secretary determines that the number of nominees exceeds the number of trustees to be elected as of the record date for such annual meeting of shareholders. Each share may be voted for as many individuals as there are trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust. Unless otherwise provided by statute or by the Declaration of Trust, each outstanding share of beneficial interest, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on any question or in any election may be viva voce unless the chair of the meeting shall order that voting be by ballot or otherwise.

Section 8. PROXIES. A holder of record of shares of beneficial interest in the Trust may cast votes in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner that is (a) permitted by law, (b) compliant with Maryland law and these Bylaws and (c) filed in accordance with the procedures established by the Trust. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Trust before or at the meeting. No proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy.

Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Trustees.

Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of beneficial interest in the Trust registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee, manager or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing persons, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or fiduciary may vote shares of beneficial interest registered in the name of such person in the capacity of such trustee or fiduciary, either in person or by proxy.

Shares of beneficial interest in the Trust directly or indirectly owned by the Trust shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by the Trust in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares of beneficial interest registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt by the Trust of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares of beneficial interest in place of the shareholder who makes the certification.

Section 10. INSPECTORS. The Board of Trustees or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chair of the meeting, the inspectors, if any, shall (i) determine the number of shares of beneficial interest represented at the meeting in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chair of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER SHAREHOLDER PROPOSALS.

(a)	Annual Meetings of Shareholders.

(1)            Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any shareholder of the Trust who was a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the annual meeting, at the time of giving of notice by the shareholder as provided for in this Section 11(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business, and who has complied with this Section 11(a).

(2)            For any nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the shareholder must have given timely notice thereof in writing to the secretary of the Trust and any such other business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information and representations and agreements required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Trust not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(4) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to shareholders or public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(3)            Such shareholder’s notice shall set forth:

(i)            as to each individual whom the shareholder proposes to nominate for election or reelection as a trustee (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder;

(ii)           as to any other business that the shareholder proposes to bring before the meeting, (A) a description of such business (including the text of any proposal), the shareholder’s reasons for proposing such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom and (B) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(iii)          as to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person:

(A)            the class, series and number of all shares of beneficial interest in the Trust or other securities of the Trust (collectively, the “Trust Securities”), if any, which are owned (beneficially or of record) by such shareholder or any Proposed Nominee or Shareholder Associated Person, the date on which each such Trust Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares or other securities) in any Trust Securities of any such person;

(B)            the nominee holder for, and number of, any Trust Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person;

(C)            whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Trust Securities for such shareholder, Proposed Nominee or Shareholder Associated Person or (II) increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person in the Trust disproportionately to such person’s economic interest in the Trust Securities; and

(D)            any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), by security holdings or otherwise, of such shareholder, Proposed Nominee or Shareholder Associated Person, in the Trust or any affiliate thereof, other than an interest arising from the ownership of Trust Securities where such shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv)           as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee:

(A)           the name and address of such shareholder, as they appear on the Trust’s share ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee; and

(B)            the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person;

(v)            the name and address of any person who contacted or was contacted by the shareholder giving the notice or any Shareholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such shareholder’s notice;

(vi)           to the extent known by the shareholder giving the notice, the name and address of any other person supporting the Proposed Nominee or the proposal of other business on the date of such shareholder’s notice;

(vii)          if the shareholder is proposing one or more Proposed Nominees, a representation that such shareholder, Proposed Nominee or Shareholder Associated Person intends or is part of a group which intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of trustees in support of Proposed Nominees in accordance with Rule 14a-19 under the Exchange Act; and

(viii)         all other information regarding the shareholder giving the notice and each Shareholder Associated Person that would be required to be disclosed by the shareholder in connection with the solicitation of proxies for the election of trustees in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

(4)            Such shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a:

(i)             written representation and agreement executed by the Proposed Nominee:

(A)           that such Proposed Nominee (I) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a trustee that has not been disclosed in writing to the Trust, (II) consents to be named in a proxy statement as a nominee, (III) consents to serve as a trustee of the Trust if elected, (IV) will notify the Trust simultaneously with the notification to the shareholder of the Proposed Nominee’s actual or potential unwillingness or inability to serve as a trustee and (V) does not need any permission or consent from any third party to serve as a trustee, if elected, that has not been obtained, including any employer or any other board or governing body on which such Proposed Nominee serves;

(B)           attaching copies of any and all requisite permissions or consents; and

(C)           attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Trust, upon request, to the shareholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or over-the-counter market on which any securities of the Trust are traded);

(ii)            written representation and agreement executed by the shareholder that such shareholder will:

(A)           comply with Rule 14a-19 under the Exchange Act in connection with such shareholder’s solicitation of proxies in support of any Proposed Nominee;

(B)            notify the Trust as promptly as practicable of any determination by the shareholder to no longer solicit proxies for the election of any Proposed Nominee as a trustee at the annual meeting;

(C)            furnish such other or additional information as the Trust may request for the purpose of determining whether the requirements of this Section 11 have been complied with and of evaluating any nomination or other business described in the shareholder’s notice;

(D)           appear in person or by proxy at the meeting to nominate any Proposed Nominee or to bring such business before the meeting, as applicable, and acknowledges that if the shareholder does not so appear in person or by proxy at the meeting to nominate such Proposed Nominee or bring such business before the meeting, as applicable, the Trust need not bring such Proposed Nominee or such business for a vote at such meeting and any proxies or votes cast in favor of the election of any such Proposed Nominee or of any proposal related to such other business need not be counted or considered.

(5)            Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(4) of this Article II) for the preceding year’s annual meeting, a shareholder’s notice required by clause (iii) of paragraph (a)(1) of this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Trust not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Trust.

(6)            For purposes of this Section 11, “Shareholder Associated Person” of any shareholder shall mean (i) any person acting in concert with such shareholder or another Shareholder Associated Person or who is otherwise a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in the solicitation, (ii) any beneficial owner of shares of beneficial interest in the Trust owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or Shareholder Associated Person.

(b)            Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. No shareholder may make a proposal of other business to be considered at a special meeting or, except as contemplated by and in accordance with the next two sentences of this Section 11(b), nominate an individual for election to the Board of Trustees at a special meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of shareholders at which trustees are to be elected only (1) by or at the direction of the Board of Trustees or (2) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing trustees, by any shareholder of the Trust who is a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 11 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Trustees, any shareholder may nominate an individual or individuals (as the case may be) for election as a trustee as specified in the Trust’s notice of meeting, if the shareholder’s notice, containing the information and representations and agreements required by paragraphs (a)(3) and (4) of this Section 11, shall be delivered to the secretary at the principal executive office of the Trust not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(c)            General.

(1)            If any information or representation and agreement submitted pursuant to this Section 11 by any shareholder proposing a nominee for election as a trustee or any proposal for other business at a meeting of shareholders, including any information or representation and agreement from a Proposed Nominee, shall be inaccurate in any material respect, such information or representation and agreement may be deemed not to have been provided in accordance with this Section 11. Any such shareholder shall notify the Trust of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information or representation and agreement. Upon written request by the secretary of the Trust or the Board of Trustees, any such shareholder or Proposed Nominee shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 11, (B) a written update of any information (including, if requested by the Trust, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting and, if applicable, satisfy the requirements of Rule 14a-19(a)(3) under the Exchange Act) submitted by the shareholder pursuant to this Section 11 as of an earlier date, and (C) an updated representation and agreement by each Proposed Nominee that such individual will serve as a trustee of the Trust if elected. If a shareholder or Proposed Nominee fails to provide such written verification, update or representation and agreement within such period, the information as to which such written verification, update or representation and agreement was requested may be deemed not to have been provided in accordance with this Section 11.

(2)            Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by shareholders as trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 11. A shareholder proposing a Proposed Nominee shall have no right to (i) nominate a number of Proposed Nominees that exceed the number of trustees to be elected at the meeting or (ii) substitute or replace any Proposed Nominee unless such substitute or replacement is nominated in accordance with this Section 11 (including the timely provision of all information and representations and agreements with respect to such substitute or replacement Proposed Nominee in accordance with the deadlines set forth in this Section 11). If the Trust provides notice to a shareholder that the number of Proposed Nominees proposed by such shareholder exceeds the number of trustees to be elected at a meeting, the shareholder must provide written notice to the Trust within five Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such shareholder no longer exceeds the number of trustees to be elected at a meeting. If any individual who is nominated in accordance with this Section 11 becomes unwilling or unable to serve on the Board of Trustees, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual. The chair of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3)            Notwithstanding the foregoing provisions of this Section 11, the Trust shall disregard any proxy authority granted in favor of, or votes for, trustee nominees other than the Trust’s nominees if the shareholder or Shareholder Associated Person (each, a “Soliciting Shareholder”) soliciting proxies in support of such trustee nominees abandons the solicitation or does not (i) comply with Rule 14a-19 under the Exchange Act, including any failure by the Soliciting Shareholder to (A) provide the Trust with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act or (ii) timely provide sufficient evidence in the determination of the Board of Trustees sufficient to satisfy the Trust that such Soliciting Shareholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence. Upon request by the Trust, if any Soliciting Shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act (or is not required to provide notice because the information required by Rule 14a-19(b) under the Exchange Act has been provided in a preliminary or definitive proxy statement previously filed by such Soliciting Shareholder), such Soliciting Shareholder shall deliver to the Trust, no later than five Business Days prior to the applicable meeting, sufficient evidence in the judgment of the Board of Trustees that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(4)            For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) under the Exchange Act, as interpreted by the Securities and Exchange Commission (the “SEC”) from time to time. In the absence of any such interpretation, it shall be the date determined by the Board of Trustees. “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Trust with the SEC pursuant to the Exchange Act.

(5)            Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and under the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, any proxy statement filed by the Trust with the SEC pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by, or routine solicitation contacts made by or on behalf of, the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of a definitive proxy statement on Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) under the Exchange Act.

(6)            Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chair of the meeting, if the shareholder giving notice as provided for in this Section 11 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a trustee or the proposed business, as applicable, such matter shall not be considered at the meeting.

Section 12. PROXY ACCESS

(a)            Notwithstanding anything to the contrary in these Bylaws, whenever the Board of Trustees solicits proxies with respect to the election of trustees at an annual meeting of shareholders, subject to the provisions of this Section 12, the Trust shall include in its form of proxy, proxy statement and other applicable filings pursuant to Section 14(a) under the Exchange Act (the “Trust Proxy Materials”), in addition to the names of any individuals nominated for election by or at the direction of the Board of Trustees, the name, together with the Required Information (as defined below), of any individual nominated for election to the Board of Trustees (each such individual being hereinafter referred to as a “Shareholder Nominee”) by a shareholder or group of no more than 20 shareholders (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Shareholder”) that satisfies the requirements of this Section 12. For purposes of this Section 12, the “Required Information” is (1) the information provided to the secretary of the Trust concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Trust Proxy Materials by the rules and regulations promulgated under the Exchange Act and (2) if the Eligible Shareholder so elects, a written statement in support of the Shareholder Nominee’s candidacy, not to exceed 500 words, which is to be provided at the same time as the Notice of Proxy Access Nomination (as defined below) required by this Section 12 (“Statement”). Notwithstanding anything to the contrary contained in this Section 12, the Trust may omit from the Trust Proxy Materials any information or Statement (or portion thereof) that the Board of Trustees, in its sole discretion, determines (i) is materially false or misleading, (ii) omits any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, (iii) violates these Bylaws, the Declaration of Trust, the rules and listing standards of any national securities exchange on which any securities of the Trust are listed, or any applicable state or federal law, rule or regulation or (iv) impugns the character, integrity or personal reputation of a person or makes charges concerning improper, illegal or immoral conduct or associations, in each case without factual foundation. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Trust may in its sole discretion solicit against and include in the Trust Proxy Materials its own statements or other information relating to any Eligible Shareholder or Shareholder Nominee, including any information provided to the Trust with respect to the foregoing.

(b)            To be eligible to require the Trust to include a Shareholder Nominee in the Trust Proxy Materials pursuant to this Section 12, an Eligible Shareholder must have Owned (as defined below) at least three percent of the common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), outstanding as of the most recent date for which such amount is given in any filing by the Trust with the SEC (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is received by the secretary of the Trust in accordance with this Section 12 and the close of business on the record date for determining the shareholders entitled to vote at the annual meeting of shareholders, and must thereafter continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 12, an Eligible Shareholder shall be deemed to “Own” only those outstanding Common Shares as to which the Eligible Shareholder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (i) sold by such Eligible Shareholder or any of its Affiliates (as defined below) in any transaction that has not been settled or closed, including short sales, (ii) borrowed by such Eligible Shareholder or any of its Affiliates for any purpose or purchased by such Eligible Shareholder or any of its Affiliates pursuant to an agreement to resell, or (iii) that are subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument, agreement, arrangement or understanding entered into by such Eligible Shareholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash or other property based on the notional amount or value of shares of outstanding Common Shares, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such Eligible Shareholder’s or its Affiliate’s full right to vote or direct the voting of any such shares or (B) hedging, offsetting or altering (or attempting to hedge, offset or alter) to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Shareholder or its Affiliate. In addition, an Eligible Shareholder shall be deemed to “Own” Common Shares held in the name of a nominee or other intermediary so long as the Eligible Shareholder retains the full right to instruct how the shares are voted with respect to the election of trustees and possesses the full economic interest in the Common Shares. An Eligible Shareholder’s Ownership of Common Shares shall be deemed to continue during any period in which the Eligible Shareholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Shareholder. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has loaned such shares; provided that the Eligible Shareholder has the power to recall such loaned shares on five Business Days’ notice and has in fact unconditionally recalled such loaned shares as of the time the Notice of Proxy Access Nomination is provided and through the date of the annual meeting of shareholders (and any postponement or adjournment thereof). For purposes of this Section 12, the terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a shareholder or beneficial owner, shall have correlative meanings. Whether and how outstanding Common Shares are “Owned” for these purposes shall be determined by the Board of Trustees in its sole discretion. In addition, for purposes of this Section 12, the term “Affiliate” or “Affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.

(c)            To be eligible to require the Trust to include a Shareholder Nominee in the Trust Proxy Materials pursuant to this Section 12, an Eligible Shareholder must provide to the secretary of the Trust, in proper form and within the times specified below, (1) a written notice expressly electing to have such Shareholder Nominee included in the Trust Proxy Materials pursuant to this Section 12 (a “Notice of Proxy Access Nomination”) and (2) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be received by the secretary of the Trust at the principal executive office of the Trust not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting of shareholders is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, the Notice of Proxy Access Nomination to be timely must be so received by the secretary of the Trust not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such annual meeting is first made. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to shareholders or public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination as described above.

(d)            To be in proper form for purposes of this Section 12, the Notice of Proxy Access Nomination shall include the following information:

(1)            one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the Minimum Holding Period (and in the case of a group, the written statement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC (i) setting forth and certifying the number of shares that the Eligible Shareholder Owns, and has Owned continuously during the Minimum Holding Period, (ii) agreeing to continue to Own such shares through the annual meeting (and any postponement or adjournment thereof), and (iii) regarding whether or not it intends to maintain Ownership of the Required Shares for at least one year following the annual meeting.

(2)            a copy of the Schedule 14N (or any successor form) that has been or concurrently is filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(3)            the following additional agreements, representations, and warranties of the Eligible Shareholder (and in the case of a group, the written agreement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder):

(i)             that it shall provide (A) within five Business Days after the date of the Notice of Proxy Access Nomination, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the Minimum Holding Period, specifying the number of shares that the Eligible Shareholder Owns, and has Owned continuously in compliance with this Section 12, (B) within five Business Days after the record date for the annual meeting both the information required pursuant to Sections 11(a)(3) and (4) of Article II of these Bylaws, including the written consent of the Shareholder Nominee to being named in the Trust Proxy Materials as a nominee and to serving as a trustee if elected, and written statements from the record holder(s) and intermediaries as required under (i)(A) of this Section 12(d)(3) verifying the Eligible Shareholder’s continuous Ownership of the Required Shares, in each case, as of such date, (C) immediate notice to the Trust if the Eligible Shareholder ceases to Own any of the Required Shares prior to the annual meeting and (D) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(ii)            it (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Trust, and that neither the Eligible Shareholder nor any Shareholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the Board of Trustees at the annual meeting of shareholders (or any postponement or adjournment thereof) any individual other than the Shareholder Nominee(s) included in the Trust Proxy Materials pursuant to this Section 12, (C) has not engaged or supported and will not engage in or support, directly or indirectly, and has not been and will not be a participant in another person’s, “solicitation,” as defined in Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a trustee at the annual meeting of shareholders other than a solicitation in support of the Shareholder Nominee(s) or a nominee of the Board of Trustees, and (D) shall not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Trust;

(iii)            the Shareholder Nominee’s candidacy or, if elected, Board of Trustees membership, would not violate the Declaration of Trust, these Bylaws, or any applicable state or federal law or the rules of any stock exchange on which the Common Shares are traded;

(iv)            the Shareholder Nominee (A) does not have any direct or indirect material relationship with the Trust and otherwise would qualify as an “independent director” under the rules of the primary stock exchange on which the Trust’s common shares are traded and any applicable rules of the SEC, (B) would meet the audit committee independence requirements under the rules of the SEC and of the principal stock exchange on which the Trust’s common shares are traded, (C) would qualify as a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (D) is not and has not been, within the past three years, an officer, director, affiliate or representative of a competitor (as defined under Section 8 of the Clayton Antitrust Act of 1914, as amended) and if the Nominee has held any such position during this period, the details thereof, and (E) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”), or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Shareholder Nominee;

(v)            it will (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Trust, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 12, or out of the facts, statements or information that the Eligible Shareholder or its Shareholder Nominee(s) provided to the Trust pursuant to this Section 12 or otherwise in connection with the inclusion of such Shareholder Nominee(s) in the Trust Proxy Materials pursuant to this Section 12, (B) indemnify and hold harmless the Trust and each of its trustees, officers, agents and employees individually against any liability, loss, damages, expenses, demands, claims or other costs (including attorneys’ fees and disbursements of counsel) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Trust or any of its trustees, officers, agents or employees arising out of the nomination or solicitation process pursuant to this Section 12, (C) comply with all laws, rules, regulations, or listing standards applicable to its nomination or any solicitation, and the use, if any, of soliciting material in connection with the annual meeting (or any postponement or adjournment thereof), including, without limitation, Rule 14a-9 under the Exchange Act, (D) file with the SEC any solicitation or other communication by or on behalf of the Eligible Shareholder relating to the Trust’s annual meeting of shareholders, one or more of the Trust’s trustees or trustee nominees or any Shareholder Nominee, regardless of whether the filing is required under the Exchange Act Regulation 14A (or any successor provision), or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A (or any successor provision), (E) has not provided and will not provide any facts, statements or information in its communications with the Trust and the shareholders that were not or will not be true and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading, and (F) at the request of the Trust, promptly, but in any event within five Business Days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Trust such additional information as reasonably requested by the Trust;

(4)            in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Shareholder that it shall provide, within five Business Days after the date of the Notice of Proxy Access Nomination, documentation reasonably satisfactory to the Trust demonstrating that the number of shareholders and/or beneficial owners within such group does not exceed twenty, including whether a group of funds qualifies as one shareholder or beneficial owner within the meaning of Section 12(g) of this Article II;

(5)            a written agreement, in a form deemed satisfactory by the Board of Trustees, by the Shareholder Nominee: (i) to provide to the Trust such other information, including completion of the Trust’s trustee questionnaire, as it may reasonably request; and (ii) that the Shareholder Nominee has read and agrees, if elected, to serve as a member of the Board of Trustees, to adhere to the Trust’s Corporate Governance Guidelines and Code of Business Conduct and Ethics and any other Trust policies and guidelines applicable to trustees; and

(6)            a written description of any compensatory, payment or other agreement, arrangement or understanding with any person or entity other than the Trust under which the Shareholder Nominee is receiving or will receive compensation or payments directly related to service on the Board of Trustees, together with a full and complete copy of any such agreement, arrangement or understanding if written.

Each Shareholder Nominee and the Eligible Shareholder shall promptly furnish such other information (i) as may reasonably be required by the Trust to determine the eligibility of such Shareholder Nominee to qualify as independent (as determined (A) under the rules and listing standards of any national securities exchange on which any securities of the Trust are listed and (B) under the Trust’s Corporate Governance Guidelines), (ii) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such Shareholder Nominee or (iii) as may reasonably be required by the Trust to determine that the Eligible Shareholder meets the criteria for qualification as an Eligible Shareholder.

(e)            To be eligible to require the Trust to include a Shareholder Nominee in the Trust Proxy Materials pursuant to this Section 12, (1) an Eligible Shareholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Nomination pursuant to this Section 12 shall be true and complete in all material respects as of the record date for the annual meeting of shareholders and as of the date that is ten Business Days prior to such annual meeting (or any postponement or adjournment thereof), and (2) such update and supplement (or a written notice stating that there is no such update or supplement) shall be received by the secretary of the Trust at the principal executive office of the Trust not later than 5:00 p.m., Eastern Time, on the fifth Business Day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 5:00 p.m., Eastern Time, on the eighth Business Day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting (or any postponement or adjournment thereof) (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting (or any postponement or adjournment thereof)).

(f)            In the event that any fact, statement or information provided by the Eligible Shareholder or a Shareholder Nominee to the Trust or its shareholders is not true when provided, or thereafter ceases to be true, correct and complete in all material respects (including omitting a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading), the Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the secretary of the Trust of any defect in such previously provided fact, statement or information and of the fact, statement or information required to correct any such defect, not later than one Business Day after becoming aware of the defect.

(g)           Whenever an Eligible Shareholder consists of a group of more than one shareholder, each provision in this Section 12 that requires the Eligible Shareholder to provide any written statement, representation, undertaking, agreement or other instrument or to comply with any other requirement or condition shall be deemed to require each shareholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other requirements or conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such shareholder). No person may be a member of more than one group of persons constituting an Eligible Shareholder with respect to any annual meeting of shareholders. In determining the aggregate number of shareholders in a group, two or more funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer (or by a group of related employers that are under common control) or (3) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund Family”), shall be treated as one shareholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 12, a Qualifying Fund Family whose stock Ownership is counted for purposes of determining whether a shareholder or group of shareholders qualifies as an Eligible Shareholder shall provide to the secretary of the Trust such documentation as is reasonably satisfactory to the Board of Trustees, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition thereof.

(h)           The maximum number of Shareholder Nominees nominated by all Eligible Shareholders and entitled to be included in the Trust Proxy Materials with respect to an annual meeting of shareholders shall be the greater of (1) 20 percent of the number of trustees up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 12 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number, the closest whole number (rounding down) below 20 percent or (2) two; provided that the maximum number of Shareholder Nominees entitled to be included in the Trust Proxy Materials with respect to a forthcoming annual meeting of shareholders shall be reduced by the number of any nominees who were previously elected to the Board of Trustees as Shareholder Nominees at any of the preceding two annual meetings of shareholders and who are nominated for election at such forthcoming annual meeting of shareholders by the Board of Trustees. In the event that one or more vacancies for any reason occur on the Board of Trustees after the Final Proxy Access Nomination Date but before the date of the annual meeting of shareholders and the Board of Trustees elects to reduce the size of the Board of Trustees in connection therewith, the maximum number of Shareholder Nominees eligible for inclusion in the Trust Proxy Materials pursuant to this Section 12 shall be calculated based on the number of trustees as so reduced. Any individual nominated by an Eligible Shareholder for inclusion in the Trust Proxy Materials pursuant to this Section 12 whose nomination is subsequently withdrawn or whom the Board of Trustees decides to nominate for election to the Board of Trustees shall be counted as one of the Shareholder Nominees for purposes of determining the maximum number of Shareholder Nominees eligible for inclusion in the Trust Proxy Materials pursuant to this Section 12. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Trust Proxy Materials pursuant to this Section 12 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees be selected for inclusion in the Trust Proxy Materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 12 exceeds the maximum number of Shareholder Nominees eligible for inclusion in the Trust Proxy Materials pursuant to this Section 12(h) and include such ranking in the Notice of Proxy Access Nomination. In the event the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 12 exceeds the maximum number of nominees eligible for inclusion in the Trust Proxy Materials pursuant to this Section 12(h), the highest-ranking Shareholder Nominee from each Eligible Shareholder pursuant to the preceding sentence shall be selected for inclusion in the Trust Proxy Materials until the maximum number of Shareholder Nominees is reached, proceeding in order of the number of Common Shares (largest to smallest) disclosed as Owned by each Eligible Shareholder in the Notice of Proxy Access Nomination submitted to the secretary of the Trust. If the maximum number is not reached after the highest-ranking Shareholder Nominee from each Eligible Shareholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. The Shareholder Nominees so selected in accordance with this Section 12(h) shall be the only Shareholder Nominees entitled to be included in the Trust Proxy Materials and, following such selection, if the Shareholder Nominees so selected are not included in the Trust Proxy Materials or are not submitted for election for any reason (other than the failure of the Trust to comply with this Section 12), no other Shareholder Nominees shall be included in the Trust Proxy Materials pursuant to this Section 12.

(i)             The Trust shall not be required to include, pursuant to this Section 12, a Shareholder Nominee in the Trust Proxy Materials for any annual meeting of shareholders (1) for which meeting the secretary of the Trust receives a notice that the Eligible Shareholder or any other shareholder has nominated one or more individuals for election to the Board of Trustees pursuant to the advance notice requirements for Shareholder Nominees for trustee set forth in Section 11 of Article II of these Bylaws, (2) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a participant in another person’s, “solicitation,” as defined in Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director or trustee at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Trustees, (3) if such Shareholder Nominee would not qualify as independent (as determined under the (a) rules and listing standards of any national securities exchange on which any securities of the Trust are listed or (b) the Trust’s Corporate Governance Guidelines), (4) if such Shareholder Nominee is or becomes a party to any agreement by which the Shareholder Nominee agrees or commits to vote a certain way on certain matters, (5) if the election of such Shareholder Nominee as a trustee would cause the Trust to fail to comply with these Bylaws, the Declaration of Trust, the rules and listing standards of any national securities exchange on which any securities of the Trust are listed, or any applicable state or federal law, rule or regulation, (6) if such Shareholder Nominee is or has been, within the past three years, a director, officer, employee or consultant of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (7) if such Shareholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten years, (8) if such Shareholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act (9) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee provides any fact, statement or information to the Trust or the shareholders required or requested pursuant to this Section 12 that is not true and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Shareholder or Shareholder Nominee pursuant to this Section 12 or (10) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee fails to comply with any of its obligations pursuant to this Section 12, in each instance as determined by the Board of Trustees in its sole discretion.

(j)             Notwithstanding anything to the contrary set forth herein, the Board of Trustees or the chair of the meeting shall declare a nomination by an Eligible Shareholder to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the secretary of the Trust, if (1) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have failed to comply with its or their obligations under this Section 12, as determined by the Board of Trustees or the chair of the meeting in his or her sole discretion, or (2) the Eligible Shareholder, or an authorized representative thereof, does not appear at the annual meeting of shareholders to present the nomination of the Shareholder Nominee(s) included in the Trust Proxy Materials pursuant to this Section 12. For purposes of this Section 12(j), to be considered an authorized representative of a shareholder, a person must be specifically authorized, by a writing executed by such shareholder or an electronic transmission delivered by such shareholder, to act for such shareholder as its proxy at the annual meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, to the Trust prior to such annual meeting.

(k)            Any Shareholder Nominee who is included in the Trust Proxy Materials for an annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election to the Board of Trustees for any reason, including the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination), or (ii) is not elected and received the affirmative vote of less than 20 percent of the votes entitled to be cast in the election of trustees at such annual meeting, will be ineligible for inclusion in the Trust Proxy Materials as a Shareholder Nominee pursuant to this Section 12 for the next two annual meetings of shareholders. For the avoidance of doubt, this Section 12(k) shall not prevent any shareholder from nominating any individual to the Board of Trustees pursuant to and in accordance with Section 11 of Article II of these Bylaws.

(l)            Except as provided in Section 11 of Article II of these Bylaws, this Section 12 provides the exclusive method for a shareholder to require the Trust to include nominee(s) for election to the Board of Trustees in the Trust Proxy Materials.

Section 13. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) (the “MGCL”) shall not apply to any acquisition by any person of shares of beneficial interest in the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

TRUSTEES

Section 1. GENERAL POWERS. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.

Section 2. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of trustees, provided that the number thereof shall never be less than the minimum number required by the Maryland REIT Law (the “MRL”), if any, nor more than 15, and further provided that the tenure of office of a trustee shall not be affected by any decrease in the number of trustees. Each trustee elected at an annual meeting of shareholders shall hold office until the next annual meeting of shareholders and until such trustee’s successor is duly elected and qualified, or until such trustee’s earlier death, resignation or removal. Any trustee of the Trust may resign at any time by delivering his or her written notice of resignation to the Board of Trustees, the chair of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees. The Board of Trustees may provide, by resolution, the time and place for the holding of regular meetings of the Board of Trustees without notice other than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by or at the request of the chair of the board, the chief executive officer, the president or by a majority of the trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place as the place for holding any special meeting of the Board of Trustees called by them. The Board of Trustees may provide, by resolution, the time and place for the holding of special meetings of the Board of Trustees without notice other than such resolution.

Section 5. NOTICE. Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each trustee at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the trustee or his or her agent is personally given such notice in a telephone call to which the trustee or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the trustee. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the trustee and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. A majority of the trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such trustees is present at such meeting, a majority of the trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority or other percentage of a particular group of trustees is required for action, a quorum must also include a majority or such other percentage of such group.

The trustees present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough trustees to leave fewer than required to establish a quorum.

Section 7. VOTING. The action of the majority of the trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws. If enough trustees have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

Section 8. ORGANIZATION. At each meeting of the Board of Trustees, the chair of the board or, in the absence of the chair, the vice chair of the board, if any, shall act as chair of the meeting. In the absence of both the chair and vice chair of the board, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a trustee chosen by a majority of the trustees present, shall act as chair of the meeting. Even if present at the meeting, the trustee named herein may designate another trustee to act as chair of the meeting. The secretary or, in his or her absence, an assistant secretary of the Trust, or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chair of the meeting, shall act as secretary of the meeting.

Section 9. MEETINGS BY REMOTE COMMUNICATION. Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all individuals participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10. CONSENT BY TRUSTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by a majority of the trustees and is filed with the minutes of proceedings of the Board of Trustees.

Section 11. VACANCIES. If for any reason any or all of the trustees cease to be trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining trustees hereunder. Unless otherwise required by statute or the Declaration of Trust, vacancies arising through death, resignation (including in connection with the shareholders failing at any annual meeting of shareholders to elect the number of trustees then constituting the whole Board of Trustees), removal, an increase in the number of trustees or otherwise may be filled only by a majority of the trustees then in office, though less than a quorum, or by a sole remaining trustee. Any trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is elected and qualifies.

Section 12. COMPENSATION; FINANCIAL ASSISTANCE. Trustees shall not receive any stated salary for their services as trustees but, by resolution of the trustees, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Trust and for any service or activity they performed or engaged in as trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the trustees or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as trustees; but nothing herein contained shall be construed to preclude any trustees from serving the Trust or any subsidiary in any other capacity and receiving compensation therefor.

Section 13. RELIANCE. Each trustee and officer of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the trustee or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the trustee or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a trustee, by a committee of the Board of Trustees on which the trustee does not serve, as to a matter within its designated authority, if the trustee reasonably believes the committee to merit confidence.

Section 14. RATIFICATION. The Board of Trustees or the shareholders may ratify and make binding on the Trust any act, omission, failure to act or determination made not to act (an “Action”) by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the Action. Moreover, any Action questioned in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and if so ratified, shall have the same force and effect as if the questioned Action had been originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned Action.

Section 15. INTERESTED TRUSTEE TRANSACTIONS. Section 2-419 of the MGCL shall be available to apply to any contract or other transaction between the Trust and any of its trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its trustees is a trustee or director or has a material financial interest.

Section 16. CERTAIN RIGHTS OF TRUSTEES AND OFFICERS. The trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any trustee or officer of the Trust, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Trust.

Section 17. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 17 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Trustees: (a) a meeting of the Board of Trustees or a committee thereof may be called by any trustee or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Trustees during such an Emergency may be given less than 24 hours prior to the meeting to as many trustees and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of trustees necessary to constitute a quorum shall be one-third of the entire Board of Trustees.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Finance and Investment Committee and other committees, composed of one or more trustees, to serve at the pleasure of the Board of Trustees.

Section 2. POWERS. The Board of Trustees may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Trustees, except as prohibited by law. Except as may be otherwise provided by the Board of Trustees, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more trustees, as the committee deems appropriate in its sole discretion.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Trustees may designate a chair of any committee, and such chair or, in the absence of a chair, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another trustee to act in the place of such absent member.

Section 4. MEETINGS BY REMOTE COMMUNICATION. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all individuals participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by a majority of the members of the committee and is filed with the minutes of proceedings of such committee.

Section 6. VACANCIES. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to appoint the chair of any committee, to fill any vacancy, to designate an alternate member, to replace any absent or disqualified member or to dissolve any such committee or to withdraw or add to any powers previously delegated to a committee.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Trust shall include a president, a secretary and a treasurer and may include a chair of the board, a vice chair of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, a chief investment officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Trustees may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Board of Trustees, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same individual. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Any officer of the Trust may resign at any time by delivering his or her resignation to the Board of Trustees, the chair of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 4. CHIEF EXECUTIVE OFFICER. The Board of Trustees may designate a chief executive officer. In the absence of such designation, the chair of the board shall be the chief executive officer of the Trust. The chief executive officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the management of the business and affairs of the Trust. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Trustees from time to time.

Section 5. CHIEF OPERATING OFFICER. The Board of Trustees may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Trustees or the chief executive officer.

Section 6. CHIEF FINANCIAL OFFICER. The Board of Trustees may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Trustees or the chief executive officer.

Section 7. CHIEF INVESTMENT OFFICER. The Board of Trustees may designate a chief investment officer. The chief investment officer shall have the responsibilities and duties as determined by the Board of Trustees or the chief executive officer.

Section 8. CHAIR OF THE BOARD. The Board of Trustees may designate from among its members a chair of the board, who shall not, solely by reason of these Bylaws, be an officer of the Trust. The Board of Trustees may designate the chair of the board as an executive or non-executive chair. The chair of the board shall preside over the meetings of the Board of Trustees. The chair of the board shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Trustees.

Section 9. PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Trust. In the absence of a designation of a chief operating officer by the Board of Trustees, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Trustees from time to time.

Section 10. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or by the Board of Trustees. The Board of Trustees may designate one or more vice presidents as executive vice president, senior vice president, or as vice president for particular areas of responsibility.

Section 11. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or by the Board of Trustees.

Section 12. TREASURER. The treasurer shall have the custody of the funds and securities of the Trust, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by or at the discretion of the Board of Trustees and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Trustees. In the absence of a designation of a chief financial officer by the Board of Trustees, the treasurer shall be the chief financial officer of the Trust.

The treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the president and Board of Trustees, at the regular meetings of the Board of Trustees or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Trust.

Section 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Trustees.

Section 14. COMPENSATION. The compensation of the officers, shall be fixed from time to time by or under the authority of the Board of Trustees and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a trustee.

ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when duly authorized or ratified by action of the Board of Trustees and executed by an authorized person.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.

Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board of Trustees, the chief executive officer, the president, the chief financial officer, or any other officer designated by the Board of Trustees may determine.

ARTICLE VII

SHARES

Section 1. CERTIFICATES. Except as may be otherwise provided by the Board of Trustees or any officer of the Trust, shareholders of the Trust are not entitled to certificates evidencing the shares of beneficial interest held by them. In the event that the Trust issues shares of beneficial interest evidenced by certificates, such certificates shall be in such form as prescribed by the Board of Trustees or a duly authorized officer, shall contain the statements and information required by the MRL and shall be signed by the officers of the Trust in any manner permitted by the MRL. In the event that the Trust issues shares of beneficial interest without certificates, to the extent then required by the MRL, the Trust shall provide to the record holders of such shares a written statement of the information required by the MRL to be included on share certificates. There shall be no differences in the rights and obligations of shareholders based on whether or not their shares are evidenced by certificates.

Section 2. TRANSFERS. All transfers of shares shall be made on the books of the Trust, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Trustees or any officer of the Trust may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Trustees or an officer of the Trust that such shares shall no longer be evidenced by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MRL, the Trust shall provide to the record holders of such shares a written statement of the information required by the MRL to be included on share certificates.

The Trust shall be entitled to treat the holder of record of any share of beneficial interest as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of beneficial interest will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer of the Trust may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such shareholder and the Board of Trustees or an officer of the Trust has determined that such certificates may be issued. Unless otherwise determined by an officer of the Trust, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Trust a bond in such sums as it may direct as indemnity against any claim that may be made against the Trust.

Section 4. FIXING OF RECORD DATE. The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

When a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 5. SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Trustees may authorize the Trust to issue fractional shares or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest in the Trust may be authorized by the Board of Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of beneficial interest in the Trust, subject to the provisions of law and the Declaration of Trust.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine, and the Board of Trustees may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1. SEAL. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall contain the name of the Trust and the year of its formation and the words “Formed Maryland.” The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former trustee or officer of the Trust and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a trustee or officer of the Trust and at the request of the Trust, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Declaration of Trust and these Bylaws shall vest immediately upon election of a trustee or officer. The Trust may, with the approval of its Board of Trustees, provide such indemnification and advance for expenses to an individual who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or Declaration of Trust inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

The Board of Trustees is vested with the power to adopt, alter or repeal any provision of these Bylaws and to adopt new Bylaws. In addition, the shareholders may alter or repeal any provision of these Bylaws and adopt new Bylaw provisions if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter.

ARTICLE XV

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Section 1.  Certain State Law Claims.  Unless the Trust consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, shall be the sole and exclusive forum for: (a) any Internal Corporate Claim, as such term is defined in the MGCL, or any successor provision thereof, and any action or proceeding asserting any Internal Corporate Claim, including without limitation: (i) any derivative action or proceeding brought on behalf of the Trust, other than any action arising under federal securities laws; (ii) any claim, or any action or proceeding asserting a claim, based on an alleged breach of any duty owed by any trustee or officer or other employee of the Trust to the Trust or to the shareholders of the Trust; or (iii) any claim, or any action or proceeding asserting a claim, against the Trust or any trustee or officer or other employee of the Trust arising under or pursuant to any provision of the MRL , the Declaration of Trust or these bylaws; or (b) any action or proceeding asserting a claim against the Trust or any trustee or officer or other employee of the Trust that is governed by the internal affairs doctrine.  None of the foregoing claims, or actions or proceedings, may be brought in any court sitting outside the State of Maryland unless the Trust consents in writing to such other court.  This Section 1 of Article XV does not apply to any action or proceeding under federal securities laws or claims arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Section 2.  FEDERAL CLAIMS.  Unless the Trust consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This Section 2 of Article XV does not apply to claims arising under the Exchange Act.

ARTICLE XVI

MISCELLANEOUS

All references to the Declaration of Trust shall include all amendments and supplements thereto and any other documents filed with and accepted for record by the State Department of Assessments and Taxation related thereto.

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